UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024 (April 16, 2024)

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Ellis Road

Durham, North Carolina 27703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 16, 2024, IQVIA Holdings Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders. As of February 20, 2024, the record date for the meeting, there were 182,013,590 shares of the Company’s common stock outstanding and entitled to vote on all matters. At the meeting, stockholders voted on the following proposals:

Proposal No. 1 – The following nominees were elected by majority vote to serve on the Company’s board of directors for one-year terms based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Ari Bousbib	151,942,448	7,207,343	1,362,543	6,602,153
Carol J. Burt	151,435,481	9,000,337	76,516	6,602,153
Colleen A. Goggins	158,852,272	1,583,467	76,596	6,602,152
John. M. Leonard, MD	156,213,002	4,223,688	75,645	6,602,152
Todd B. Sisitsky	129,897,117	30,538,472	76,744	6,602,154
Sheila A. Stamps	159,666,776	768,735	76,823	6,602,153

Proposal No. 2 – An advisory (non-binding) vote to approve the 2023 compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Votes
134,057,263	26,075,678	379,390	6,602,156

Proposal No. 3 – An advisory (non-binding) stockholder proposal vote concerning political spending received the following votes:

For	Against	Abstain	Broker Non-Votes
21,082,315	137,953,664	1,476,353	6,602,155

Proposal No. 4 – The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
152,245,315	14,801,559	67,610	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2024

IQVIA HOLDINGS INC.

By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary